LICENSE AGREEMENT

This Agreement ("Agreement")is made and entered into April 26,1999 ("Effective Date") by and between Ethos Corporation d/b/a Stockpoint, a California corporation, (a wholly owned subsidiary of Neural Applications Corporation, a Delaware corporation) located at 475 Sansome Street, Suite 810, San Francisco, CA 94111 ("Stockpoint") and Zeta Corp., located at Suite 216-1628 West I" Avenue, Vancouver. Bc. V6JIGI ("Client").

1. Content and Services:  Stockpoint  shall perform such reasonable  development
and  custornization   services  required  to  deliver  the  content  ("Content")
described in Exhibit A ("Content and Delivery') attached hereto.

Stockpoint agrees to meet performance standards set out in EXHIBIT C ("Service Level").

2. License: Subject to payment under Section 3 and to the other terms of this Agreement, Stockpoint hereby grants to client a non-exclusive license to display for the term of this Agreement the Content described in Exhibit A ("Content and Delivery") on Client's web site for the sole purpose of displaying said Content to Client's web site users. Client may not distribute, transmit, or in any other way provide Content to another entity. Nothing in this Agreement is intended nor shall be interpreted as granting Client a license or other rights in or to, or to use any trade names, trade or service inarks, copyrights or patents or other intellectual or other properties A Stockpoint or Neural Applications Corporation for any purpose unless otherwise provided in this Agreement.

Client agrees to include Stockpoint's copyright and other notices, which appear on or in the Content and Services, on pages of Client's site that displays Content.

3. License Fee, Consideration: The license to be provided by Stockpoint will be provided at the rates or amounts set forth in the Exhibit B ("Fees") attached hereto. Client shall be responsible for all governmental taxes (including, without limitation, sales, use, import, export and excise taxes). tariffs, assessments, duties or levies of a iy kind or nature relating to or arising from the license of the Content or otherwise from this Agreeme shall be the responsibility of Client. Client shall reimburse Stockpoint for any mutually agreed upon expenses curred in performance of the services, including travel and lodging.

Client agrees that the Stockpoint logo shall be branded on each page of the Client's site that displays Stockpoint Content, and "mapped" to http://www.stockpoint.com or another URL designated by Stockpoint. The size and location or such logo shall be mutually agreed upon by the parties.

4. Except as otherwise specified in Exhibit B ("Fees") attached hereto, all fees shall be payable by Client on in annual basis within thirty (30) days from the date of invoice. All delinquent accounts shall be subject to a service charge of 1 1/2% per month of the amount then delinquent.

5. Term and Termination: This Agreernent shall commence on the Effective Date and shall remain in full force and effect (unless terminated earlier as provided below) for an initial term of one (1) year. The Agreement shall be automatically renewable for additional one year periods (collectively. the "Term"), unless a party gives notice of termination at least sixty (60) days prior to the expiration of the initial term or any subsequent renewal term.

This Agreement may be terminated by a party for cause immediately by written notice upon the occurrence of any of the following events:

i) If the other ceases to do business, or otherwise terminates its business operations; or

ii) If the other shall fail to promptly secure or renew any license, registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration,

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permit,  authorization  or approval is revoked or suspended  and not  reinstated
within sixty (60) days; or

iii) If the other materially breaches any material provision of this Agreement and fails to substantially cure such breach within thirty (30) days of receiving written notice describing the breach; or

iv) If the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other(and not dismissed within 90 days).

6. Express Warranty. Stockpoint represents and warrants to Client that for a period of ninety (90) days from the date of receipt of the goods and services under this Agreement, the same will be free from defects in material and workmanship under normal installation, use and service. This warranty does not include, and Stockpoint disclaims any warranty with respect to, errors in, damage to or failures, defects or other problems in or with the Content arising in any way from (i) fire; (ii) flood., lightning or other acts of God or other force majeure; (iii) accident or a computer virus; (iv) misuse or negligence;
(v) improper handling or operation; (vi) repair, maintenance, alteration, modification, customization or tampering of or by any person or other entity other than Stockpoint; (vii) any Hardware or other hardware or any external electrical work; (viii) failure to use, maintain or operate the same as provided or in accordance with any documentation provided; (ix) any software not provided to Stockpoint or any interfaces of the same with any other software; or (x) ordinary wear and tear or depreciation arising from lapse of time,

If the goods or services should fail to confirm to the above warranty during the warranty period and subject to the conditions below, Stockpoinit shall at its option either (i) refund to Client the fee(s), in which event this Agreement shall be deemed teriminated and Stockpoint shall have no further obligation or liability to Client whatsoever; (ii) bring services into compliance with this Agreement and repair or replace any good and materials.

In addition to any contingency set forth above, the above warranty is contingent upon Client notifying Stockpoint in writing of any alleged breach of said warranty within ten (10) days of the date on which Client discovers such breach and in all events within the Warranty Period.

7. LIMITATION OF EXPRESS WARRANTIES: THE WARRANTIES SET FORTH IN PARAGRAPH 6 ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED. WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY STOCKPOINT, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBTLITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ALL OBILIGATIONS OR LIABILITIES ON THE PART OF STOCKPOINT FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE, FUNCTIONALITY, REPAIR OR PERFORMANCF OF THE CONTENT AND SERVICES.

8. LIMITATION OF REMEDIES: STOCKPOINT SHALL NOT BE LIABLE FOR ANY DIRECT, SPECIA1 INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER ARISING OUT OF OR INCLUDING, BUT WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, BUSINESS INTERUPTION, LOSS OF BUSINESS INFORMATION OR INABILITY TO USE THE SOFTWARE, EVEN IF STOCKPOINT WAS ADVISED OF THE POSSIBILITY OF DAMAGES.

9. Indemnification a. Each party ("Provider") will defend and indemnify and hold harmless the other party ("Recipient") against all loses related to, resulting from, or arising out of any claim that any information, design, specification, instruction, software, data or material furnished by the Provider ("Material") and used by the Recipient for the Services infringes a United States copyright or patent provided that: (a) the Recipient notifies the Provider in writing within thirty (30) days of the claim, (b) the Provider has sole control of the defense and all related settlement negotiations; and (c) the Recipient provides the Provider with the assistance, information, and authority reasonably necessary to perform the above; reasonable out-of-pocket expenses incuded by the Recipient in providing such assistance will be reimbursed by the Provider.

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b. The Provider shall have no liability for any claim of infringement  resulting from: (a) the Recipient's use of a superseded or altered release of some or all of the Material if infringement would have been avoided by the use of subsequent unaltered release of the Material which is provided to the Recipient; or (b) any information, design, specification, instruction, software, data, or material not furnished by the Provider.

c. In the event that some or all of the Material is held or is believed by the Provider to infringe, the Provider shall have the option, at its expense, (a) to modify the Material to be non-infringing; (b) to obtain for the Recipient a license to continue using the Material, or (c) to require return of the infringing Material and all rights hereto from the Recipient. If Stockpoint is the Provider and such return materially effects Client's ability to meet its obligations under the relevant Work Order, then Client may, at its option and upon thirty days prior written notice to Stockpoint, terminate the Work Order and shall be entitled to recover the fees paid by Client for that portion of the Material prorated over a five year period from the effective date of the applicable Work Order. If Client is the Provider and such return materially effects Stockpoint's ability to meet its obligations under the relevant Work Order, then Stockpoint may, at its option and upon thirty days prior written notice to Client, terminate the Work Order and Client shall pay Stockpoint for the Services rendered through the date of termination on a T&M or percent of completion basis as applicable.

10. Proprietary Rights. Other than the license herein granted, all right, title and interest in and to the Content, its enhancements, modifications, or alterations are the property of Stockpoint or its providers. Nothing herein shall be construed to otherwise give the Client or its end-users any proprietary rights, thereto.

11. Confidential Information. Each party agrees to keep confidential and not disclose or use except in performance of its obligations under this Agreement, confidential or proprietary information related to the other party's technology or business that it learns in connection with this Agreement and any other information received from the other provided that such other information or material is clearly marked confidential (or preceded by a statement that such information is confidential, if provided in oral form, which statement must be confirmed in writing; all of the foregoing, "Confidential Information"). "Confidential Information" shall not include information (i) already lawfully known to or independently developed by the receiving party without access to or use of the other party's Confidential Information, (ii) disclosed in published materials, (iii) generally known to the public, (iv) lawfully obtained from any third party, or (v) required to be disclosed by law.

12. Miscellaneous (a) Relationship. Stockpoint is an independent contractor; nothing in this Agreement shall be construed to create a partership, joint venture, or agency relationship between the parties. (b) Ownership. Client agrees that the Content is the sole and exclusive property of Stockpoint and/or its licensors and independent third party information and content providers and agree not to infringe or violate its or their copyrights and other proprietary rights therein. Ownership of all copyrights and other proprietary rights in the Services is retained by Stockpoint and its licensors and information and content providers. Except as expressly provided herein, Stockpoint does not convey and Client does not obtain any right in the Content or any data or materials utilized or provided by Stockpoint in connection with the Content and Services. All rights not granted hereunder are expressly reserved to Stockpoint and its licensors and information and content providers.

(c) Promotion. The parties agree that each may include the other in standard marketing material and in press releases, and other form of promotion with prior approval from the other party. Neither party shall otherwise disclose any information relating to the existence or terms of this Agreement.

(d) Laws, Regulations and Exchange Rules. Both parties agree to comply with applicable laws and regulations, and the rules of applicable exchanges and third party data providers. Client acknowledges, and agrees that Stockpoint agreements with such exchanges and third party data providers may require, among other things, that data and information be formatted or presented differently, that certain agreements and/or disclaimers be in

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place with end users,  and that the  exchanges  may cancel or  withdraw  certain information or data in their sole discretion. In addition, Client acknowledges that Stockpoint is bound by its agreements with exchanges and third party data providers, and to the extent that exchanges and/or third party data providers make changes to the format or presentation of data. The Client's Site will be affected to the same extent.

(e) Financial Exchange Agreements. Client shall obtain any necessary financial exchange agreements from the principal stock exchanges in order to allow Stockpoint to perform its obligations hereunder.

(f) Third Party Providers. It is expressly understood that Stockpoint may at its sole discretion, substitute any third party data provider for one of comparable quality during the Term of this Agreement.

(g) Assignment. Neither party may assign or otherwise transfer its rights under this Agreement, except among the corporations, without the prior written consent of the other, which consent shall not be unreasonably withheld.

(h) Notices. permitted or required to be given under the terms of this Agreement shall be deemed sufficient if given by (a) registered or certified mail, postage prepaid, return receipt requested or (b) private courier service, addressed to the respective parties at the addresses shown below their signatures to this Agreement, or such other addresses as they may from time to time designate. notices shall be effective upon receipt by the party to which notice is given.

(i) Arbitration. Any claim, dispute, controversy or other matter in question with regard to this Agreement shall exclusively be subject to final binding arbitration in accordance with the commercial arbitration rules and regulatiors of the American Arbitration Association (AAA). The parties or the arbitrators, as appropriate, shall undertake the duties of the AAA under the AAA rules. All arbitration shall be conducted in the city of Seattle, Washington.

(J) Attorney's fees. The unsuccessful party in any action or proceeding shall pay for all costs, expenses and reasonable attomeys' fees incurred by the prevailing party or its agents or both in enforcing the terms and conditions of the Agreement. The term "prevailing party" as used herein shall include without limitation a party who utilizes legal counsel and brings any action against the other party by reason of the other party's breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment.

(k) Severability. If any provision of this Agreement is found unenforceable, such invalidity or unenforceability shall not invalidate any other provision of this Agreement.

(l) Counterparts. This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed an original thereof.

(m) Waiver. No failure of either party to take any action or assert any right hereunder shall be deemed to be a waiver or such right in the event of the continuation or repetition of the circumstances giving rise to such rights.

(n) Governing law. This Agreement shall be governed by the laws of the state of California.

(o) Entire Agreement Amendment. This Agreement, including exhibits hereto, constitutes the entire Agreement of the parties. This Agreement may not be modified, amended, rescinded. canceled or waived, in whole or on part, except by written amendments signed by both parties hereto.

AGREED AND ACCEPTED:                    AGREED AND ACCEPTED:
STOCKPOINT                              CLIENT
Signature:                              Signature: /s/ Harmel Rayat
          ---------------------                   ---------------------
                                                  Harmel Rayat

Name:                                   Name: /s/ Harmel Rayat
          ---------------------               -------------------------
                                               Harmel Rayat

Title:    ---------------------         Title: Director

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                                   EXHIBIT A

                            "Content and Delivery"

I.  Content

Stockpoint will provide the financial content listed below. The financial content will be displayed within a customized, co-branded web site hosted on Stockpoint's servers. The web site will retain the "look and feel" of the client's web site including logos, navigation and background color.

a. Stock Quote Server

     This custom-tailored server displays detailed stock quote information, including current price quotes (20 minute delay), open, change, high, low, earnings per share, volume, shares outstanding, market capitalization, P/E ratio, and industry sector. Users can access quote information for companies listed on the NYSE, NASDAQ/Amex (to include OTC: BB) and Canadian Exchanges. A ticker look-up feature is included.

     A second custom tailored stock quote server will provide current price quotes (20 minute delay) for up to five symbols that may be listed on the NYSE. NASDAQ/Amex (to include OTC:BB) and Canadian Exchanges. Quote server my be accessed by Client's servers at a rate not to exceed 5 requests per second for a sustained period of 15 minutes.

b.  Charting

     Quick Charts(GIF)

     The Quick Charts allow users to select price and volume performance as well as time resolutions including intraday, 1 week, 1 month 3 months, 6 months, 1 year. 3 years and 5 years on NYSE, NASDAQ/Amex (OTC:BB as available) and Canadian Exchanges listed issues as well as U.S. retail mutual funds.

     Quick Charts also include interactive features such as moving average, and the ability to plot against other stocks and indexes. Technical indicators can be added for comparison, which include Bollinger tands, moving averages, moving average convergence/divergence (MACD), on balance volume, price rate of change, relative strength, standard deviation and stochastics.

     Interactive Charts (Java)

     The Interactive Charts include NYSE, NASDAQ/Amex(OTC:BB as available) and Canadian excbanges listed issues as well as U.S. retail mutual funds. User selectable time resolutions ranging from 1, 10, and 60 minutes; 52 week daily functionality accessible via a pull down menu located at the top of the charting feature. User has the ability to zoom in on date ranges by clicking and dragging on chart.

     Users can add technical indicators, and stocks or indices for comparison on a chart without refreshing the chart or Web page. Technical indicators include Bollinger bands, moving averages, moving averages conv/div., on balance volume, price rate of change, relative strength, standard deviation, and stochastics.

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c. Market Watch

     By providing the daily top 10 traded US stocks as of intra-day based on a 20 minute delay, users will have a solid resource for tracking the movers and shakers. Users can access quote information for companies listed on the NYSE, NASDAQ/Amex (to include OTC: BB) and Canadian Exchanges The categories would be

     a) Most active      b) Biggest gainers       c) Biggest losers

d.  StockFinder Pro

     Use StockFinder Pro to search multiple data sources of nearly 10,000 publicly traded companies. Stockfinder Pro returns a list of up to one hundred stocks that match their customized search criteria based on over 26 data fields. such as price, volume. P/E ratio, four-week price change percentage and industry sectors, Results are presented in a spreadsheet format. Because StockFinder Pro is Java-based, users can interact with the results, add customized data fields, and reorder columns according to your personal preference without conducting another search

e. Major US Market Indices with Mini Thumb Nail Charts

     Selected Market Indices to include: Dow Jones, NASDAQ, S&P 500, and the Russell 2000. Additional U.S. market indices may also be included as part of the market update. This shall also include the FTSE, Nikkei, interest rates (3 month, 5 year, 10 year, 30 year), the Japanese Yen, Canadian Dollar, British Pound and Swiss Franc.

f. SEC Filings

     Through  a  service   provided  by  Edgar   Online,   users  can  read  the
"Management's Discussion and Analysis of Financial Condition and Results of Operations" except from SEC filings for publicly traded companies.

II.  Delivery

o Stockpoint will deliver the customized web site within 5 business days upon receipt of the executed License Agreement and design templates from Client.

o Stockpoint will host and serve the financial content for Client

o Stockpoint will provide all necessary hardware, bandwidth, and infrastructure administration

o Stockpoint will notify Client of planned, off-hours maintenance at least 24 hours in advance

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                                    EXHIBIT B

                                     "Fees"

a.   Development Fees

     Description                        Fee

     Set-Up Fee                         $10,000*

     * The set-up fee will he waived if this License Agreement is executed by April 30. 1999.

b.   Annual License Fee

     Annual License Fee Year One(1)     $40,000

C.   Maintenance Fees

     Maintenance Fees, equal to .005 per page view, will be assessed if the traffic on the co-branded web pages hosted by Stockpoint exceeds 500,000 page views per month.

d.   Payment

     License Fees are payable 25% down ($10,000) upon contract execution and the remaining 75% ($30,O00) payable in quarterly installments from contract execution.

                                      -7-
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                                   EXHIBIT C

                                "Service Level"

1. Performance

     a) Average 97% uptime during business hours (6:00 A.M. to 3:00 P.M. Pacific
Time). The performance requirements; set forth in this paragraph apply to Stockpoint's servers and Internet connectivity, and sha11 be measured on a daily basis.

     b) Average 95% up time during non-business hours. The performance requirements set forth in this paragraph apply to Stockpoint servers mid Internet connectivity, and shall be measured on a daily basis. The average up time shall not include any down time for regularly scheduled maintenance. Scheduled maintenance is defined as maintenance for which 48 hours advance notice has been given for the required down time.

                                      -8-

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